Exhibit 23.0

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Board of Directors New York Community Bancorp, Inc.:

We consent to the incorporation by reference in the registration statements (Nos. 333-146512, 333-135279, 333-130908, 333-110361, 333-105901, 333-89826, 333-666366, 333-32881, 333-51998, 333-32881, and 333-129338) on Form S-8, and the registration statements (Nos. 333-129338, 333-105350, 333-100767, and 333-86682) on Form S-3 of New York Community Bancorp, Inc. (the “Company”) of our reports dated February 29, 2008 relating to (i) the consolidated statements of condition of New York Community Bancorp, Inc. and subsidiaries as of December 31, 2007 and 2006, and the related consolidated statements of income and comprehensive income, changes in stockholders’ equity and cash flows for each of the years in the three-year period ended December 31, 2007, and (ii) the effectiveness of internal control over financial reporting as of December 31, 2007, which reports appear in the December 31, 2007 annual report on Form 10-K of New York Community Bancorp, Inc.

New York, New York

February 29, 2008